UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange act 1934

October 18, 2018

(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

OHIO	033-79130	34-1771400
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

(Address of principal executive offices)

(330) 868-7701

(Issuer’s telephone number)

N/A

(Former name of former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 18, 2018, James V. Hanna retired as a member of the Board of Directors of Consumers Bancorp, Inc. and Consumers National Bank since he has reached the mandatory retirement age of 75. Mr. Hanna served as a member of the Board of Directors for 13 years.

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 18, 2018, the following matters were voted upon by the shareholders of Consumers Bancorp, Inc. (Company) at its Annual Meeting of Shareholders:

1) Election of four directors, each to serve a three-year term expiring in 2021:

	For	Withheld	Abstentions	Broker Non-Votes
John P. Furey	1,896,461	245	—	—
Richard T. Kiko, Jr.	1,847,503	49,203	—	—
Thomas M. Kishman	1,893,175	3,531	—	—
Ralph J. Lober, II	1,896,461	245	—	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: October 22, 2018	/s/ Ralph J. Lober, II
Ralph J. Lober, II President and Chief Executive Officer